AMENDMENT NUMBER TWENTY SEVEN TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment Number Twenty Seven to Amended and Restated Loan and Security Agreement ("Amendment 27") is entered into effective as of February 7, 2007, by and between Cheyne Special Situations Fund L.P. ("Lender"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

A. Lender is successor in interest of all obligations of Borrower owed to SHF IX, LLC, a Delaware limited liability company ("SHF IX"), which was the successor of such obligations formerly owed to WELLS FARGO FOOTHILL, INC., a California corporation ("Foothill"), pursuant to an assignment dated as of October 7, 2004 between Foothill and SHF IX.

B. Borrower and Foothill have previously entered into a certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994, which has been amended from time to time, most recently by Amendment No. 26 between Borrower and SHF IX dated January 16, 2007 (as amended and modified, from time to time, the "Agreement").

C. Borrower has requested of Lender, as successor to SHF IX, to further extend the Term of the Loans and to amend the Agreement as provided for and on the conditions herein.

D. Now, therefore Borrower and Lender hereby amend the Agreement as follows:

1. **DEFINITIONS**. All initially capitalized terms used in this Amendment 27 shall have the meanings given to them in the Agreement unless specifically defined herein.

2. **AMENDMENT**. Section 3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

> "3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on October 1, 2007 (the "Termination Date"), and the maturity date of the Old Term Note and New Term Note (collectively, the "Notes") and all interest thereon shall also be the Termination Date, unless extended as provided herein. The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement, and the Loans shall become due and payable, immediately and without notice upon the occurrence and during the continuation of an Event of Default."

3. **REPRESENTATIONS AND WARRANTIES**. Borrower and each Affiliate executing this Agreement hereby affirms to Lender:

(a) that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

(b) that during the period of this extension Borrower will not (without Lender's prior written consent) pay any antecedent debt or obligations to

any Person not in the ordinary course of its business or the business of any subsidiary.

4. **CONDITION TO EFFECTIVENESS**. The effectiveness of this Amendment 27 is expressly conditioned upon the receipt by Lender of a fully executed copy of this Amendment 27, which includes the Consent and Ratification attached hereto.

5. **COVENANTS.** Lender and Borrower hereby agree to the following covenants:

(a) Porta shall pay the Lender as interest of the Notes: \$180,556 on April 1, 2007, \$312,500 on July 1, 2007 and \$312,500 on October 1, 2007.

(b) Borrower will provide Lender with a rolling 13 week cash forecast on a weekly basis and monthly financial data relating to Borrower's operations.

(c) Porta and its subsidiaries/corporate affiliates shall not make any payments outside the ordinary course of their business, without written consent of Lender, and shall only pay those expenses shown on the Budget, out of any operating account or other account or other source of Porta funds (and its subsidiary/corporate affiliate funds), wherever located.

(d) Porta shall keep all consolidated cash in the present account maintained at JPMorgan Chase Bank, N.A. or such other accounts as may be approved in writing by Lender.

6. **NOTICE OF ACCRUAL OF INTEREST ON THE NOTES**. Except as provided in 5(a) above, no interest shall be due on the Notes until the earlier of October 1, 2007 or the occurrence of an Event of Default as described in paragraph 7 hereof.

7. **FURTHER ASSURANCES**. The parties recognize that it may be necessary for Borrower and/or Lender to execute and/or file and/or record documents or instruments in order that (i) Lender be reflected as the holder of the obligations, (ii) that the perfection of Lender's security interest be maintained and (iii) Lender's rights under the Agreement be accurately evidenced. Accordingly, promptly upon request by Lender, Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Agreement; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Agreement including, without limitation, the delivery of a landlord waiver from any landlord required by Lender; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto Lender the rights granted now or hereafter intended to be granted to Lender under the Agreement or under any other instrument executed in connection with the Agreement or that Borrower may be or become bound to convey, mortgage or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of the Agreement. Borrower shall furnish to Lender evidence satisfactory to Lender of every such recording, filing or registration.

8. **LIMITED EFFECT**. In the event of a conflict between the terms and provisions of this Amendment 27 and the terms and provisions of the Agreement, the terms and provisions of this Amendment 27 shall govern. In all other respects, the Agreement as amended and supplemented hereby, shall remain in full force and effect.

9. **COUNTERPARTS; EFFECTIVENESS**. This Amendment 27 may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment 27. This Amendment 27 shall become effective upon the execution of a counterpart of this Amendment 27 by each of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment 27 effective as of the date first set forth above.

Cheyne Special Situations Fund L.P.

By: Cheyne General Partner, Inc., acting in its capacity as general partner to Cheyne Special Situations Fund L.P.

By: ____________________
Name: Daniele Hendry
Title: Director

PORTA SYSTEMS CORP., a Delaware corporation

By: ____________________
Title: ____________________

IN WITNESS WHEREOF, the parties hereto have executed this Amendment 27 effective as of the date first set forth above.

Cheyne Special Situations Fund L.P.

By: Cheyne General Partner, Inc., acting in its capacity as general partner to Cheyne Special Situations Fund L.P.

By: ______________________________
Title: ______________________________

PORTA SYSTEMS CORP.,
a Delaware corporation

By: Michael A. Tancred
Title: Senior Vice President

CONSENT AND RATIFICATION

Each of the undersigned affiliates of Porta Systems Corp. ("Porta") is aware of the terms of the above attached Amendment Number Twenty Seven, dated as of February 7, 2007, to the Amended and Restated Loan and Security Agreement, as amended to date (the "Loan Agreement"), and acknowledges that all of such affiliate's obligations under any of the Collateral Documents (as defined in the Assignment Agreement) from Chemical Bank to Wells Fargo Foothill, Inc. are and shall continue in full force and effect in favor of Lender as successor by assignment of all obligations of Borrower to Wells Fargo Foothill, Inc., including the obligations to guarantee the obligations of Porta owing to Lender and to secure such obligations pursuant to the terms of such Collateral Documents. "Assignment Agreement" shall have the meaning given to it in the Loan Agreement.

ASTER CORPORATION

By: Michael A. Tancredi
Name: ______________________
Title: ______________________

CPI HOLDING CORP.

By: Michael A. Tancredi
Name: ______________________
Title: ______________________

CRITERION PLASTICS, INC.

By: Michael A. Tancredi
Name: ______________________
Title: ______________________

DISPLEX, INC.

By: Michael A. Tancredi
Name: ______________________
Title: ______________________

MIROR TELEPHONY SOFTWARE, INC.

By: [signature]
Name: ______________________
Title: ______________________

PORTA FOREIGN SALES CORP.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS EXPORT CORP.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS INTERNATIONAL CORP.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS LEASING CORP.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS OVERSEAS CORP.

By: [signature]
Name: ______________________
Title: ______________________

LERO INDUSTRIES LTD.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS, LIMITED

By: [signature]
Name: ______________________
Title: ______________________

VANDERHOFF BUSINESS SYSTEMS LTD.

By: [signature]
Name: ______________________
Title: ______________________

VANDERHOFF COMMUNICATIONS LTD.

By: [signature]
Name: ______________________
Title: ______________________

PORTA SYSTEMS S.A. de C.V.

By: [signature]
Name: ______________________
Title: ______________________